Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 12, 2004, except for Note 18, as to which the date is March 31, 2004 relating to the consolidated financial statements, which appears in U.S. Concrete Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 21, 2004